                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                            LIFEQUEST MEDICAL, INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                            LIFEQUEST MEDICAL, INC.
                         12961 Park Central, Suite 1300
                            San Antonio, Texas 78216
                           Telephone: (210) 495-8787


                                 April 13, 1998


Dear Stockholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of the Stockholders of LifeQuest Medical, Inc. The Annual Meeting will be held Tuesday, May 19, 1998, at 1:00 p.m. E.D.T. at the Company's Atlanta offices, located at Fulton 400 Corporate Center, Suite 700, Roswell, Georgia. The formal Notice of Annual Meeting is set forth in the enclosed material.

         The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. Following the meeting, stockholders will have the opportunity to ask questions and comment on LifeQuest Medical, Inc.'s operations.

         It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and return the enclosed proxy card promptly.

         We appreciate your investment in LifeQuest Medical, Inc. and urge you to return your proxy card as soon as possible.

                                  Sincerely,



                                  Randall K. Boatright
                                  Interim President and Chief Executive Officer

                            LIFEQUEST MEDICAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LifeQuest Medical, Inc. (the "Company") will be held on Tuesday, May 19, 1998, at 1:00 p.m., E.D.T., at the Company's Atlanta offices, located at Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, for the following purposes:

                  (1) a proposal to elect seven (7) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

                  (2) a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock to 50,000,000;

                  (3) a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998; and

                  (4) to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

         Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.

         The Board of Directors of the Company has fixed the close of business on March 25, 1998, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten (10) days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list will also be produced at the time and place of the meeting and will be open during the whole time thereof.

                                  By Order of the Board of Directors,



                                  RANDALL K. BOATRIGHT
                                  Interim President and Chief Executive Officer


San Antonio, Texas
April 13, 1998


                        ------------------------------

                                   IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                            LIFEQUEST MEDICAL, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998


GENERAL INFORMATION

         This Proxy Statement and the accompanying proxy are furnished to the stockholders of LifeQuest Medical, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting" or "Meeting") to be held on Tuesday, May 19, 1998, at 1:00 p.m., E.D.T., at the Company's Atlanta offices, located at Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Meeting will be voted.

         The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, $.001 par value (the "Common Stock"). At the close of business on March 25, 1998 (the "Record Date"), there were outstanding and entitled to vote 6,899,742 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

         The Annual Report to Stockholders for the year ended December 31, 1997 has been or is being furnished with this Proxy Statement, which is being mailed on or about April 13, 1998, to the holders of record of Common Stock on the Record Date. The Annual Report to Stockholders does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

         Properly executed proxies received in time for the Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the seven nominees for director named herein, for the proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of the Company's Common Stock to 50,000,000; and for ratification of the appointment of Arthur Anderson LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 12961 Park Central, Suite 1300, San Antonio, Texas 78216.

         The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares outstanding and entitled to vote at the Meeting is required for the election of directors, the affirmative vote of a majority of the total shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required for the approval of the proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of the Company's Common Stock to 50,000,000, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against the proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth as of March 25, 1998, certain information with respect to the Company's Common Stock beneficially owned by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each of its directors and nominees for director, each executive officer named in the Summary Compensation Table (the "named executive officers") and by all its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.



                                                                     AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                              BENEFICIAL OWNERSHIP       PERCENT(2)
---------------------------------------                              --------------------       ----------
Renaissance Capital Group, Inc.(3)
8080 N. Central Expressway, Suite 210
Dallas, Texas  75206.................................                         1,000,000             13.0%

Richard H. Klein.....................................                           592,750(4)           8.6%

William H. Bookwalter................................                           306,780(5)           4.4%

Herbert H. Spoon(6)..................................                           201,904              2.9%

Randall K. Boatright, C.P.A..........................                            34,200(7)              *

Kalford C. Fadem.....................................                           200,000(8)           2.9%

Robert L. Evans......................................                           131,950(9)           1.9%

Jeffrey H. Berg, Ph.D................................                            29,500(10)             *

Robert B. Johnson....................................                            39,095(11)             *

David J. Collette, M.D.(12)..........................                                 0                 0

Robert S. Fadem(13)..................................                           200,000(13)          2.9%

All executive officers and directors as a group
(8 persons, including the executive officers and
directors listed above)..............................                         1,534,275(5)(6)       21.7%
                                                                                       (9)(14)

-----------------------
*        Represents less than 1% of the issued and outstanding shares of Common
         Stock.
(1) Except as otherwise noted, the street address of the named beneficial owner is 12961 Park Central, Suite 1300, San Antonio, Texas 78216.
(2) Percentage is based on a total of 6,899,742 shares of Common Stock issued and outstanding on March 25, 1998.
(3) Represents 125,000 shares of Common Stock held by Renaissance Capital Growth & Income Fund III, Inc. ("Renaissance Fund"), 375,000 shares of Common Stock issuable upon conversion of convertible debentures held by Renaissance Fund, 125,000 shares of Common Stock held by Renaissance U.S. Growth & Income Trust, PLC ("Renaissance Trust") and 375,000 shares of Common Stock issuable upon conversion of convertible debentures held by Renaissance Trust. Renaissance Capital Group, Inc. is the investment advisor to Renaissance Fund and Renaissance Trust and has voting and dispositive power of the shares of Common Stock beneficially owned by each of Renaissance Fund and Renaissance Trust.
(4) Includes 20,000 shares which Mr. Klein has the right to acquire upon exercise of stock options.
(5) Does not include 8,405 shares of Common Stock held by The 1997 Bookwalter Family Trust, of which Mr. Bookwalter serves as trustee.
         Mr. Bookwalter disclaims beneficial ownership of such shares.
(6)      Mr. Spoon resigned from his positions with the Company effective
         March 9, 1998.
(7) Represents shares which Mr. Boatright has the right to acquire upon the exercise of stock options.
(8) Includes 20,000 shares which Mr. Fadem has the right to acquire upon the exercise of stock options.
(9) Includes shares which Mr. Evans shares voting and dispositive power. Includes 700 shares Mr. Evans has the right to acquire upon the exercise of stock options.
(10) Represents shares which Dr. Berg has the right to acquire upon the exercise of stock options.
(11) Includes 39,000 shares which Mr. Johnson has the right to acquire upon the exercise of stock options.
(12) Dr. Collette resigned from his positions with the Company December 31, 1997.
(13) Includes 20,000 shares which Mr. Fadem has the right to acquire upon exercise of stock options. Represents shares which Mr. Fadem shares voting and dispositive power.
(14) Includes 158,900 shares which executive officers and directors have the right to acquire upon the exercise of options. Does not include 201,904 shares held by Mr. Spoon.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

         Seven directors (constituting the entire Board) are to be elected at the Annual Meeting. All of the nominees named below are now directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected.


                                                                                              Served as a
Name                             Age  Positions and Offices with the Company                  Director Since
----                             ---  --------------------------------------                  --------------

Randall K. Boatright,             49  Interim President and Chief Executive Officer,          1997
C.P.A.                                Chief Financial Officer, Secretary and Director

William H. Bookwalter             32  Vice President and Director                             1997

Kalford C. Fadem                  39  Vice President and Director                             1997

Richard H. Klein                  45  Vice President and Director                             1997

Robert B. Johnson                 67  Director                                                1990

Jeffrey H. Berg, Ph.D.            54  Director                                                1995

Robert L. Evans                   58  Director                                                1997



------------------
         Biographical information on these directors is set forth below under "Further Information -- Board of Directors and Executive Officers."

         It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of such nominees. Management of the Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

         The enclosed form of proxy provides a means for the holders of Common Stock to vote for each of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation.

         The Audit Committee recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with the independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee consists of two non-employee directors: Jeffrey H. Berg, Ph.D. and Robert B. Johnson.

         The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers of the Company and administers the Option Plan. The Compensation Committee consists of two non-employee directors: Jeffrey H. Berg, Ph.D. and Robert B. Johnson.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1997, the Board of Directors met four times and took action on fourteen occasions by unanimous written consent. The Compensation Committee and the Audit Committee each met one time during 1997 and the Compensation Committee took action on two occasions by unanimous written consent. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and Committees of which he was a member.

COMPENSATION OF DIRECTORS

         During 1997, each non-employee member of the Board of Directors received an annual stipend of $9,000 as well as $1,000 for attendance at each meeting of the Board of Directors or Committee of the Board of Directors. The members of the Board of Directors are also reimbursed for their travel expenses to and from the meetings. The Board of Directors adopted a Non-Employee Director Stock Option Plan (the "NEDSOP") in 1997, pursuant to which non-employee directors may be granted stock options to purchase Common Stock. The amount and exercise price of options granted under the NEDSOP are determined by a committee appointed by the Board of Directors to administer the NEDSOP. During 1997, options to purchase 19,200 shares of common stock were granted under the NEDSOP.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
             OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS


PROPOSAL 2: PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK
FROM 10,000,000 SHARES TO 50,000,000 SHARES.

         On March 17, 1998, the Board unanimously adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock that the Company has the authority to issue to 50,000,000 shares (the "Amendment"). The Board of Directors further directed that the Amendment be submitted for consideration by stockholders at the Company's Annual Meeting. In the event the Amendment is approved by stockholders, the Company will thereafter amend the Certificate of Incorporation (sometimes referred to hereinafter as the "Certificate") with the Delaware State Secretary of State with a filing reflecting such Common Stock Amendment, which will become effective at the close of business on the date the Certificate is accepted for filing by the Secretary of State. The text of Article Four of the Certificate, as proposed to be amended, is set forth below:

         The total number of shares of all classes of stock which the Company shall be authorized to issue is 52,000,000 shares, divided into the following: (i) 2,000,000 shares of preferred stock, of the par value of $.001 (one tenth of one cent) per share (hereafter called "Preferred Stock"); and (ii) 50,000,000 shares of common stock, of the par value of $.001 (one tenth of one cent) per share (hereafter called "Common Stock").

         In the event stockholders approve the Amendment, the Company will be authorized to amend Article Four of the Company's Certificate to increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 50,000,000.

         As of March 25, 1998, there were 6,899,742 shares of Common Stock issued and outstanding. Of the remaining authorized but unissued shares of Common Stock, 2,735,119 shares have been reserved for issuance under Company option and other benefit plans for employees and directors or pursuant to convertible debentures issued by the Company. The remaining 365,139 shares of Common Stock were unreserved. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest.

         The Board believes that it is in the Company's best interests to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available for issuance to meet the Company's future business needs as they arise. The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized by the Amendment. The Board believes the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of other proper corporate purposes as the Board may deem advisable without further action by the Company's stockholders, except as may be required by law, regulation or the rules of any national securities exchange or quotation system on which the shares of the Company's Common Stock are then listed. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger into the Company of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions, and other bona fide corporate purposes. Were these situations to arise, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company.

         Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the current proposal to amend the Certificate to increase the number of authorized shares of Common Stock is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

         Under the Delaware General Corporation Law, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to adopt this Proposal No.
2. With respect to the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 50,000,000 shares, all such shares will be voted FOR or AGAINST, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 10,000,000 to 50,000,000 shares.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
        PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON
                      STOCK FROM 10,000,000 TO 50,000,000


PROPOSAL 3: PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998

         The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1998. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the past seven years and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
          RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
             PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 1998

                              FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is information with respect to each director and executive officer of the Company as of March 25, 1998. The executive officers are elected by the Board of Directors and serve at the discretion of the Board.



Name                                                           Age                      Position
----                                                           ---     -----------------------------------------------

Randall K. Boatright, C.P.A..............................      49      Interim President and Chief Executive Officer,
                                                                       Chief Financial Officer, Secretary and Director

William H. Bookwalter....................................      32      Vice President and Director

Richard H. Klein.........................................      45      Vice President and Director

Kalford C. Fadem.........................................      39      Vice President and Director

Robert S. Fadem..........................................      36      Vice President

Robert L. Evans..........................................      58      Director

Jeffrey H. Berg, Ph.D(1)(2)..............................      54      Director

Robert B. Johnson(1)(2)..................................      67      Director

----------------
(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.


         JEFFREY H. BERG, PH.D. has served as a director of the Company since March 1995, and has served as the President of Health Care Insights, a consulting firm specializing in health care companies, since January 1993. During 1992, Mr. Berg was a financial analyst covering the health care industry for The Chicago Corp, an investment bank. During 1990 and 1991, Mr. Berg was a financial analyst covering the health care industry for William K. Woodruff &Co., a Dallas-based investment bank. From 1987 to January 1990, he was the Vice President of Research specializing in the health care industry for J. C. Bradford & Co. Mr. Berg is currently a director of Bio-Imaging Technologies, Biologix International, IMX Corporation and Allou Health and Beauty Care, Inc., each of which is a publicly-held company.

         ROBERT B. JOHNSON has served as a director of the Company since 1990. He has been retired since 1988. From 1973 to 1988, he was employed by Lederle Laboratories, the pharmaceutical division of American Cyanamid Company, in various capacities, including President from 1984 to 1988, Vice President from 1978 to 1984 and Director of Manufacturing from 1976 to 1978.

         RANDALL K. BOATRIGHT, C.P.A. has served as Interim President and Chief Executive Officer of the Company since March 1998, and as director of the Company since February 1997. Mr. Boatright has also served as Vice President, Chief Financial Officer and Secretary of the Company since 1992. From 1985 to 1992, Mr. Boatright served as Executive Vice President, Chief Financial Officer and Director of Abraxas Petroleum Corporation. Prior to that, Mr. Boatright practiced accounting with the firm of Coopers and Lybrand LLP. Mr. Boatright is a certified public accountant in Texas and Virginia.

         WILLIAM H. BOOKWALTER has been a Vice President and Director of the Company since September 1997. From 1991 until its acquisition by the Company in September 1997, Mr. Bookwalter served as President and Chief Executive Officer of William H. Bookwalter and Associates, Inc.

         ROBERT L. EVANS is Manager-Western Operations for GE Fanuc Automation North America, Inc. GE Fanuc specializes in automation technology and is a global joint venture between GE Company and Fanuc Ltd. of

Japan. Mr. Evans has been employed by GE Company in various marketing, sales, and management assignments since 1962.

         KALFORD C. FADEM has served as a director of the Company since February 1997. Mr. Fadem has also served as a Vice President of the Company since 1996. From 1993 to 1996, Mr. Fadem served as President of Val-U-Med, Inc. prior to its acquisition by the Company. Previous to that, Mr. Fadem was employed as an application developer, support engineer, and sales manager for several computer aided design and computer aided engineering (CAD/CAE) software developers.

         ROBERT S. FADEM has served as a Vice President of the Company since 1996. From 1993 to 1996, Mr. Fadem served as Vice President of Sales for Val-U-Med, Inc. prior to its acquisition by the Company. Previous to that Mr. Fadem was employed in medical sales.

         RICHARD H. KLEIN has served as a director for the Company since February 1997. Mr. Klein has also served as a Vice President of the Company since 1996. From 1992 to 1996, Mr. Klein served as President of Klein Medical, Inc. prior to its acquisition by the Company. Previous to that, Mr. Klein was employed as a sales representative for Weck Surgical, Inc.

         Robert S. Fadem and Kalford C. Fadem are brothers. Robert L. Evans is the father-in-law of Robert S. Fadem. There are no other family relationships among the Board of Directors and executive officers. In connection with the acquisition by the Company of Klein Medical, Inc., Mr. Klein was elected to the Company's Board of Directors. In connection with the acquisition by the Company of Val-U-Med, Inc., Robert L. Evans and Kalford C. Fadem were each elected to the Company's Board of Directors. In connection with the acquisition by the Company of W.H. Bookwalter and Associates, Inc., Mr. Bookwalter was elected to the Company's Board of Directors.

         All directors of the Company hold office until the next annual meeting of stockholders and the election and qualification of their successors. Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal in accordance with applicable law.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for making all compensation decisions for the named executives including determining base salary, annual incentive compensation amounts and granting stock options under the Company's 1989 Stock Option Plan, as amended (the "Option Plan").

         Overall Objectives of the Executive Compensation Program

         The purpose of the Company's compensation plan is to attract, retain and motivate key management employees. It is the philosophy of the Company to pay its executives at levels commensurate with both Company and individual performance. A primary consideration in developing the Company's executive compensation programs is to link the long-term financial interests of executives with those of the Company and its stockholders. The Compensation Committee reviews compensation for comparable organizations in order to establish the Company's total compensation program and determine awards under the Option Plan.

         In 1997, the total compensation program for the Company's top executives, approved by the Company's Board of Directors, consisted of a base salary, bonus and stock option grants.

         Base Salary Program

         It is the Company's policy to establish salaries at a level approximating the average of the competitive levels in comparable organizations and to provide annual salary increases reflective of the executive's performance, level of responsibility and position with the Company.

         Annual Incentive

         Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Compensation Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Compensation Committee believes that specific formulae restrict flexibility.

         1989 Stock Option Plan

         The Option Plan permits the Company to make grants of stock options to employees as part of the Company's overall incentive compensation program. The Option Plan is intended to attract, retain and motivate key management personnel and to align the interest of the executives with those of stockholders. The overall long-term incentive grant levels are established by reviewing the number of shares reserved for such plans by comparable organizations. Individual long-term incentive grants are based on the employee's position in the Company and responsibility level.

         Compensation of Chief Executive Officer

         In 1997, the Compensation Committee structured the compensation package of Mr. Herbert H. Spoon, the former Chief Executive Officer of the Company in the same manner and based upon the same criteria as the Company's other executive officers. It is the belief of the Compensation Committee that Mr. Spoon's total compensation package for 1997 properly reflected his importance and contributions to the Company.

         Section 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Option Plan will not be excluded from the $1 million limitation calculation. Compensation relating to the Company's incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Committee in establishing the performance goals for such awards. The Committee believes that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and inures to the benefit of the Company's stockholders. The Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

         Conclusion

         The Compensation Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                             Jeffrey H. Berg, Ph.D.
                               Robert B. Johnson

EXECUTIVE COMPENSATION

         The following table summarizes all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 1995, 1996 and 1997 by the Company's Chief Executive Officer and the Company's other executive officers who received in excess of $100,000 in salary and bonus from the Company during 1997.



                           SUMMARY COMPENSATION TABLE



                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                          ANNUAL COMPENSATION                       AWARDS
                                                ----------------------------------------        --------------

                                                                                                  SECURITIES
                                   FISCAL                                      OTHER ANNUAL          UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION        YEAR            SALARY         BONUS       COMPENSATION          OPTIONS (#)     COMPENSATION(1)
-----------------------------     ---------        ---------    ------------   ------------        -------------     ---------------

Herbert H. Spoon(2)                 1997           $163,958       $10,000          $0                   13,800                $1,817
    President and Chief             1996           $141,600        $6,000          $0                   31,580                  $721
Executive Officer                   1995           $153,500             0          $0                   18,840                  $702

Randall K. Boatright, C.P.A.        1997           $102,158        $7,000          $0                   10,400                $1,149
  Vice President, Chief             1996            $99,909        $4,000          $0                    8,600                  $484
  Financial Officer and             1995            $95,400             0          $0                    8,200                  $458
  Secretary

David J. Collette, M.D.(3)          1997           $147,099            $0          $0                   11,200                  $505
 Vice-President of Research         1996           $138,625        $5,000          $0                    9,360                  $140
& Development                       1995           $132,500            $0          $0                    9,300                  $288

Richard H. Klein(4)                 1997           $188,711            $0          $0                        0                    $0
  Vice President                    1996                  0
                                    1995                 --

Kalford C. Fadem(5)                 1997           $166,250            $0          $0                        0                    $0
  Vice President                    1996                  0
                                    1995                 --

Robert S. Fadem(5)                  1997           $166,250            $0          $0                        0                    $0
  Vice President                    1996                  0
                                    1995                 --

----------------
(1) Represents life insurance premiums paid by the Company.
(2) Mr. Spoon resigned from his positions with the Company effective March 9, 1998.
(3) Dr. Collette resigned from his positions in the Company effective December 31, 1997.
(4) Mr. Klein became an employee of the Company in November 1996, but did not receive compensation from the Company in 1996.
(5) Messrs. Fadem and Fadem became employees of the Company in December 1996, and as such did not receive compensation from the Company in 1996.

                       STOCK OPTION GRANTS IN FISCAL 1997

         The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 1997 pursuant to the Option Plan.



                                              INDIVIDUAL GRANTS
                            -----------------------------------------------------

                                                          % OF TOTAL OPTIONS
                               NUMBER OF SECURITIES           GRANTED TO            EXERCISE OR
                                UNDERLYING OPTIONS           EMPLOYEES IN           BASE PRICE     EXPIRATION
NAME                                GRANTED (#)               FISCAL 1997            ($/SHARE)        DATE
----                           ---------------------       ------------------     --------------   ----------

Herbert H. Spoon(1)                   13,800                         7.20%             $3.125          1/28/07

Randall K. Boatright,                 10,400                         5.43%             $3.125          1/28/07
C.P.A.

David J. Collette, M.D.(2)            11,200                         5.84%             $3.125          1/28/07

Richard H. Klein                           0                           --                 --                --

Kalford C. Fadem                           0                           --                 --                --

Robert S. Fadem                            0                           --                 --                --

---------------------------------
There were no other grants to executive officers during fiscal 1997.
(1) Mr. Spoon resigned from his positions with the Company effective March 9, 1998.
(2) Dr. Collette resigned from his positions with the Company effective December 31, 1997.


  AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to options exercised by the named executive officers of the Company during fiscal 1997 and the number and value of options held at fiscal year end.



                                                                       NUMBER OF SECURITIES                 VALUE OF UNEXERCISED IN-
                                                                      UNDERLYING UNEXERCISED                  THE-MONEY OPTIONS AT
                                                                       OPTIONS AT FY-END (#)                      FY-END($)(1)
                                                                      -----------------------               ------------------------
                             SHARES
                         ACQUIRED UPON
                              OPTION              VALUE
         NAME              EXERCISE (#)        REALIZED($)       EXERCISABLE        UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----------------------   --------------        -----------       -----------        -------------       -----------    -------------

Herbert H. Spoon(2)              0                  0                150,434                33,740          $458,906         $36,981

Randall K. Boatright,            0                  0                 27,400                28,000            $8,985         $23,616
C.P.A.

David J. Collette,(3)            0                  0                 27,855                29,825           $10,048         $25,875
M.D.

Richard H. Klein                 0                  0                 20,000                40,000           $18,750         $37,500

Kalford C. Fadem                 0                  0                 20,000                40,000           $18,750         $37,500

Robert S. Fadem                  0                  0                 20,000                40,000           $18,750         $37,500



--------------------
(1) Represents the product of (a) the number of shares underlying options granted multiplied by (b) the difference between (i) the fair market value of Common Stock on December 31, 1997 ($3.9375) and (ii) the exercise price of the options.
(2) Mr. Spoon resigned from his positions with the Company effective March 9, 1998.
(3) Dr. Collette resigned from his positions with the Company effective December 31, 1997.

Performance Graph

         The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from January 1, 1993 through December 31, 1997, to the NASDAQ Index and to a Peer Group of other public companies over the same period. The Peer Group is comprised of the following companies: AMBI, Inc., Aronex Pharmaceuticals, Collagen Loop, CYTRX Corporation, Immunogen, Inc., IVAX Corporation, Lifecell Corporation, Luther Medical Products, and VasoMedical, Inc. The graph assumes that the value of the investment in the Company's Common Stock and each Index was $100 at January 1, 1993, and that all dividends were reinvested.


                     COMPARISON OF CUMULATIVE TOTAL RETURN



--------------------------------------------------------------------------------------------
                                        FISCAL YEAR ENDING

COMPANY                    1992       1993       1994       1995       1996        1997
-------                    ----       ----       ----       ----       ----        ----

Lifequest Medical,         100        76.42      17.92      20.75      25.47       29.72
Inc.

Peer Group                 100       100.81      62.30      87.42      40.25       30.58

NASDAQ Market              100       119.95     125.94     163.35     202.99      248.30
Index
--------------------------------------------------------------------------------------------



         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 under the Exchange Act.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL ARRANGEMENTS


         The Company and Richard H. Klein are parties to an employment agreement whereby Mr. Klein receives $125,000 per annum as well as a cash bonus in the event the Company's Surgical Supplies Division achieves certain sales performance criteria. The agreement with Mr. Klein expires December 31, 1999. As an inducement to enter into such agreement, the Company granted Mr. Klein non-qualified stock options for up to 60,000 shares of Common Stock, which vest over time.

         The Company and Kalford C. Fadem are parties to an employment agreement whereby Kalford C. Fadem receives $100,000 per annum as well as bonus based upon the gross profits of the Company's Endosurgery Division. The agreement with Kalford C. Fadem expires December 31, 1999. As an inducement to enter into such agreement, the Company granted Kalford C. Fadem non-qualified stock options for up to 60,000 shares of Common Stock, which vest over time.

         The Company and Robert S. Fadem have entered into an employment agreement whereby Robert S. Fadem receives $100,000 per annum as well as bonus based upon the gross profits of the Company's Endosurgery Division. The agreement with Robert S. Fadem expires December 31, 1999. As an inducement to enter into such agreement, the Company granted Robert S. Fadem non-qualified stock options for up to 60,000 shares of Common Stock, which vest over time.

         The Company and William H. Bookwalter have entered into an Employment Agreement whereby Mr. Bookwalter receives a base salary of $100,000 per annum as well as a bonus based upon the gross profits of the Company's Med-Service Division. The Agreement with Mr. Bookwalter expires September 30, 2000. As an inducement to enter into such Agreement, the Company granted Mr. Bookwalter non-qualified stock options for up to 60,000 shares of Common Stock, which vests over time.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors served on the Board of Directors' Compensation Committee during 1997: Robert B. Johnson and Jeffrey H. Berg, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10 percent beneficial owners were complied with.


                              CERTAIN TRANSACTIONS

         In September 1997, the Company acquired W.H. Bookwalter and Associates, Inc. ("WHB"). Under the terms of the Plan of Merger and Acquisition Agreement (the "WHB Agreement"), the shareholders of WHB, being William H. Bookwalter,
Dr. John R. Bookwalter, Frederick F. Judd III and William Bookwalter, as
Trustee for the 1997 Bookwalter Family Trust, received an aggregate of 466,473 shares of Common Stock. Of such shares of Common Stock, William H. Bookwalter received 306,780 shares of Common Stock, the 1997 Bookwalter Family Trust received 8,405 shares of Common Stock and Dr. John Bookwalter received 84,049 shares of Common Stock. Dr. John Bookwalter is the father of William H. Bookwalter. In connection with the terms of the WHB Agreement, William H. Bookwalter was elected to the Company's Board of Directors and the Company entered into an employment agreement and stock option agreement with William H. Bookwalter.

         In November 1997, Herbert H. Spoon and the Company entered into an investment agreement pursuant to which Mr. Spoon purchased 50,000 shares of Common Stock at a purchase price of $4.00 per share. The closing market price of the Company's Common Stock on the date of Mr. Spoon's purchase was $4.375.

                       PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company, addressed to the Secretary of the Company at 12961 Park Central, Suite 1300, San Antonio, Texas 78216, no later than December 13, 1998, to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.


                                 OTHER MATTERS

         As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.


                                   By order of the Board of Directors,



                                   RANDALL K. BOATRIGHT
                                   Interim President and Chief Executive Officer

San Antonio, Texas
April 13, 1998

                            LIFEQUEST MEDICAL, INC.


            PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 19, 1998


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          Please mark, sign, date and return in the enclosed envelope.

P     The undersigned stockholder of LifeQuest Medical, Inc. (the "Company")
R     hereby appoints Randall K. Boatright and Robert B. Johnson, or each of
O     them, proxies of the undersigned with full power of substitution to vote
X     at the Annual Meeting of Stockholders of the Company to be held on
Y Tuesday, May 19, 1998, at 1:00 p.m., Eastern Daylight Time, at the Company's Atlanta offices, Fulton 400 Corporate Center, Suite 700, Roswell, Georgia, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:


      (1)   ELECTION OF DIRECTORS


           [ ]      FOR                    [ ]      WITHHOLD AUTHORITY

           all nominees listed below       to vote for all nominees listed below
           (except as marked below)


           Randall K. Boatright    Richard H. Klein      Robert B. Johnson

           William H. Bookwalter   Robert L. Evans       Jeffrey H. Berg, Ph. D.

                                   Kalford C. Fadem


           INSTRUCTIONS:     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                             NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT
                             NOMINEE'S NAME AS SET FORTH ABOVE.


      (2) PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK TO 50,000,000.

             [ ]  FOR                    [ ]  AGAINST               [ ]  ABSTAIN


      (3)      PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
               THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

             [ ]  FOR                    [ ]  AGAINST               [ ]  ABSTAIN

(4) To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof;

all as more particularly described in the Proxy Statement dated April 13, 1998, relating to such meeting, receipt of which is hereby acknowledged.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3.




                                    --------------------------------------------



                                    --------------------------------------------
                                        Signature of Stockholder(s)


                                    Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.

                                    Dated                           , 1998.
                                         ---------------------------